Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated January 27, 2016, with respect to the consolidated balance sheets of Norbord Inc. (the “Company”) as at December 31, 2015, December 31, 2014 and January 1, 2014, and the related statements of earnings, comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2015 and 2014, incorporated herein by reference in this Registration Statement on Form S-8 of the Company.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

August 17, 2016

Toronto, Canada